Exhibit 10.3

Amendment No. 1 to Security Agreement

AMENDMENT  NO. 1, dated as of April 30, 2008 (this “Amendment”), to the Security Agreement, dated as of March 31, 2006, among Las Vegas Gaming, Inc., a Nevada corporation (the “Company”), all of the Subsidiaries of the Company, and the holder or holders of the Company’s Senior Secured Notes due January 1, 2010 in the original aggregate principal amount of $5,000,000, signatory thereto, their endorsees, transferees and assigns (the “Security Agreement”).

RECITALS

WHEREAS, on March 31, 2006, the parties hereto entered into a loan transaction pursuant to which the Secured Parties made a loan to the Company in the original aggregate principal amount of $5,000,000, which loan was evidenced by the Transaction Documents, including without limitation, the Notes;

WHEREAS, subsequent to March 31, 2006, from time to time the Company requested that changes be made to certain provisions included in the Transaction Documents, and the Secured Parties agreed to make such changes;

WHEREAS, among other things, pursuant to a letter agreement dated March 22, 2007 between the Company and the Secured Parties (the “March 2007 Letter Agreement”), the Maturity Date of the Notes was extended from January 1, 2008, to January 1, 2009;

WHEREAS, in partial consideration of the Secured Parties agreeing to make the changes requested by the Company, pursuant to a letter agreement dated September 28, 2007 between the Company and the Secured Parties (the “September 2007 Letter Agreement”), the aggregate principal amount outstanding on the Notes was increased by $250,000 to $5,250,000;

WHEREAS, in subsequent discussions the Company and the Secured Parties verbally agreed to further changes to the terms of the Notes, including further extensions of the Maturity Date and increases in the aggregate principal amount of the Notes;

WHEREAS, the parties now desire to amend the Security Agreement to memorialize the (i) extension of the Maturity Date provided for in the March 2007 Letter Agreement, (ii) increase in the aggregate principal amount outstanding on the Notes provided for in the March 2007 Letter Agreement, (iii) subsequent verbal discussions between the Company and the Secured Parties, and (iv) fact that such additional obligation on the Notes is intended to be secured pursuant to the Security Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1)  Definitions. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Security Agreement and in the Securities Purchase Agreement dated as of March 31, 2006 between the Company and the Secured Parties.

2)  Amendment.  (i) The reference to “Senior Secured Notes due January 1, 2008 in the original aggregate principal amount of $5,000,000” in the introductory paragraph of the Security Agreement shall be changed to “Senior Secured Convertible Notes due January 1, 2010 in the original aggregate principal amount of $6,051,250”;

(ii)   the term “Notes” in the introductory first paragraph of the Security Agreement shall mean the Senior Secured Convertible Notes in the aggregate principal amount of $6,051,250; and

(iii)  any reference to “Guaranty” in the Security Agreement shall mean the Guaranty as amended to date.

3)   Conditions to Effectiveness.  This Amendment shall be effective as of the date first written above, but shall not become effective as of such date until this Amendment has been duly executed by the Company and the Holders.

4)   Continuing Effect of Security Agreement.  Except as expressly amended hereby, the Security Agreement shall remain unchanged and in full force and effect.

5)   Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.

6)  Governing Law.  This Amendment will be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Las Vegas Gaming, Inc.

By:  /s/   Bruce Shepard
Name:     Bruce Shepard
Title:       Chief Financial Officer

Imagineering Gaming, Inc.

By: /s/    Bruce Shepard
Name:     Bruce Shepard
Title:       Chief Financial Officer

Las Vegas Keno, Inc.

By:  /s/   Bruce Shepard
Name:    Bruce Shepard
Title:      Chief Financial Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO LVGI SA]

Name of Investing Entity:                                                         CAMOFI Master LDC

Signature of Authorized Signatory of Investing entity:    /s/ Jeffrey M. Haas

Name of Authorized Signatory:                                                    Jeffrey M. Haas

Title of Authorized Signatory:                                               Authorized Signatory